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                                                                      Exhibit 12

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                              (MILLIONS OF DOLLARS)

                                                                  THREE MONTHS ENDED
                                                                       MARCH 31,
                                                                  ------------------
                                                                    2005      2006
                                                                  -------   --------
Net Income ....................................................      $ 96   $  97
Income taxes ..................................................        65      66
Capitalized interest ..........................................        --      (1)
                                                                     ----   -----
                                                                      161     162
                                                                     ----   -----
Fixed charges, as defined:
   Interest ...................................................        45      40
   Capitalized interest .......................................        --       1
   Interest component of rentals charged to operating income ..         3       3
                                                                     ----   -----
   Total fixed charges ........................................        48      44
                                                                     ----   -----
Earnings, as defined ..........................................      $209   $ 206
                                                                     ====   =====
Ratio of earnings to fixed charges ............................      4.31    4.69
                                                                     ====   =====
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